Exhibit 99.1

For More Information:

Public Relations	Investor Relations
Barbara Heffner	Timothy Dolan
CHEN PR, Inc	ICR
508-397-1138	617-956-6727
bheffner@chenpr.com	tdolan@icrinc.com

PHASE FORWARD REPORTS THIRD QUARTER 2009 RESULTS

•      Non-GAAP revenues of $53.9 million, increase of 25% over prior year

•      Non-GAAP operating income of $7.1 million represents a 13% margin

Waltham, Mass. – October 29, 2009 – Phase Forward Incorporated (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the third quarter of 2009.

GAAP revenues for the third quarter of 2009 were $53.1 million, a 24% increase from $43.0 million in the third quarter of 2008. Within total revenues, electronic data capture (EDC) license, application hosting and other related revenues were $38.5 million, representing 71% of third quarter total non-GAAP revenues and an increase of 18% from $32.7 million in the prior year period.

Bob Weiler, chairman and chief executive officer, remarked, “The combination of solid revenue growth and expense management led to non-GAAP operating income and EPS that were above our guidance for the quarter.  Having a unique combination of best-of-breed solutions and the industry’s broadest integrated clinical research suite, we are focused on capitalizing on our market leadership position to drive revenue growth and margin expansion.”

Weiler added, “During the third quarter, a pharmaceutical company in the top 40 in sales selected Phase Forward’s InForm™ EDC solution for a multi-year, multi-million dollar commitment, while a leading provider of information technology, consulting, and business process outsourcing services selected InForm as part of their outsourcing services to a top 10 pharma.  We believe we were chosen due to our unique ability to effectively and efficiently manage the largest and most complex global trial environments.  In addition, Phase Forward’s leadership position with CROs was further reinforced during the third quarter, as evidenced by several multi-million dollar commitments.  We are encouraged by the interest levels and cross-sale activity related to our end-to-end suite of solutions.”

For the third quarter of 2009, GAAP income from operations was $2.4 million, compared to $4.4 million in the third quarter of 2008. GAAP net income for the period was $1.8 million, or $0.04 per diluted share, compared to $0.08 per diluted share in the third quarter of 2008.

For the third quarter of 2009, non-GAAP revenues were $53.9 million, which excludes an $802,000 purchase accounting adjustment to record assumed acquisition deferred revenues and backlog at fair value.  Non-GAAP income from operations was $7.1 million, above the company’s guidance of $5.5 to $6.2 million and compared to $7.4 million in the prior year period.  Non-GAAP net income for the period was $4.8 million, or $0.11 per diluted share, compared to $5.4 million, or $0.12 per diluted share, in the third quarter of 2008.

The attached table presents a reconciliation of GAAP to non-GAAP revenues, income from operations and net income and net income per share applicable to common stockholders for the three and nine months ended September 30, 2008 and 2009. Non-GAAP results exclude the impact of stock-based compensation expense, amortization of intangible assets associated with certain acquisitions, the purchase accounting adjustment to record assumed acquisition deferred revenues and backlog at fair value and restructuring expenses.

Total cash, cash equivalents and investments were $147.2 million at the end of the third quarter, which was down from $168.7 million at the end of the prior quarter due primarily to approximately $21.0 million used in the previously announced acquisitions of Maaguzi and Covance’s IRT business unit.  Total deferred revenues were $103.6 million at the end of the quarter, compared to $91.1 million at the end of the prior quarter and $86.5 million at the end of the third quarter of 2008.

Third Quarter and Recent Business Highlights

•      Allergan, Inc., a pharmaceutical company ranking in the top 40 for worldwide sales, chose Phase Forward to be their EDC supplier by signing a multi-year, multi-million dollar commitment.  Allergan is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices.

•      The company signed combined InForm/Clarix IRT agreements with customers such as LungRX and OncoGenex during the third quarter.

•      The company’s CRO-related non-GAAP revenues of $12.3 million grew 44% year-over-year during the third quarter.  During this period, the company signed a number of sizeable commitment agreements with CROs, including Covance, INC Research, Parexel, PharmaNet and SGS.

•      The company signed a multi-million dollar agreement with the Department of Defense related to the Army’s Pharmacovigilance Center project, in addition to agreements, totaling over seven figures, with the FDA relating to extended use of the company’s Empirica™ Signal, Empirica Study and WebSDM™ solutions.

Financial Outlook

The following statements are based on current expectations and the company assumes no obligation to update or confirm them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below and the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the fourth quarter of 2009, the company expects non-GAAP revenues to be between $58.0 and $59.5 million.  The company expects non-GAAP operating income to be between $8.2 and $8.9 million. Non-GAAP EPS is expected to be between $0.12 and $0.13. GAAP EPS is expected to be between $0.05 and $0.06, including the purchase accounting adjustments related to some of our acquisitions to record the assumed deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense and the amortization of intangible assets. The expected EPS reflects an estimated tax rate of approximately 37%.

For the full year 2009, the company expects non-GAAP revenues to be between $215.0 and $216.5 million. On a non-GAAP basis, operating income is expected to be between $33.0 and $33.7 million, with non-GAAP EPS guidance to be between $0.50 and $0.51.  GAAP EPS is expected to be between $0.23 and $0.24, including purchase accounting adjustments related to some of our acquisitions to record the assumed deferred revenues and backlog at fair value, non-cash expenses associated with stock-based compensation expense, the amortization of intangible assets and restructuring expenses. The expected full year EPS reflects an estimated tax rate of approximately 37%.

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. ET to discuss its financial results for the third quarter 2009 and its outlook for the fourth quarter and full year 2009.  The investor conference call will be available via live webcast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors.” To participate by telephone, the domestic dial-in number is 888-713-4217 and the international dial-in is 1-617-213-4869. The access code is 86750827. Investors are advised to dial into the call at least ten minutes prior to the call to register. The webcast will be available for replay until Sunday, November 29, 2009 on the “Investors” page of Phase Forward’s website.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. Phase Forward’s products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 300 organizations and regulatory agencies worldwide including: AstraZeneca, Boston Scientific,  Dana-Farber Cancer Institute, Eli Lilly, the U.S. Food and Drug Administration, GlaxoSmithKline, Harvard Clinical Research Institute, Merck Serono, Novartis, Novo Nordisk, PAREXEL International, Procter & Gamble, Quintiles, sanofi-aventis, Schering-Plough Research Institute, Servier, SGS, Tibotec and the U.K. Medicines and Healthcare Products Regulatory Agency. Additional information about Phase Forward is available at www.phaseforward.com.

Cautionary Statement

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, the performance of Phase Forward’s products and services, future business and operations plans of Phase Forward’s customers, the ability of Phase Forward’s customers to realize benefits from the use of Phase Forward’s products and services, planned acquisitions, integration of acquired businesses, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition and changes in competition during future periods; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K.

Non-GAAP Financial Information

Phase Forward provides non-GAAP revenues, income from operations, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated

Condensed Consolidated Statements of Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009

Revenues:
License	$12,974	$15,159	$38,675	$43,970
Service	30,017	37,960	83,187	110,466

Total revenues	42,991	53,119	121,862	154,436
Costs of revenues:
License(2)	838	559	2,119	1,910
Service(1), (2)	17,686	23,076	50,405	64,220

Total cost of revenues	18,524	23,635	52,524	66,130
Gross margin:
License	12,136	14,600	36,556	42,060
Service	12,331	14,884	32,782	46,246

Total gross margin	24,467	29,484	69,338	88,306

Operating expenses:
Sales and marketing(1), (2)	7,024	8,678	19,958	24,100
Research and development(1)	6,424	9,639	18,003	27,244
General and administrative(1), (2)	6,629	8,796	18,374	26,315

Total operating expenses	20,077	27,113	56,335	77,659

Income from operations	4,390	2,371	13,003	10,647
Other income:
Interest income	1,483	331	4,770	1,473
Other, net	(478)	120	(229)	585

Total other income	1,005	451	4,541	2,058

Income before provision for income taxes	5,395	2,822	17,544	12,705
Provision for income taxes	1,954	1,013	6,407	4,591

Net income	$3,441	$1,809	$11,137	$8,114

Net income per share applicable to common stockholders:
Basic	$0.08	$0.04	$0.27	$0.19

Diluted	$0.08	$0.04	$0.25	$0.18

Weighted average number of common shares used in net income per share calculations:
Basic	42,194	42,853	42,020	42,637

Diluted	44,065	44,517	43,879	44,338

(1) Amounts include stock-based compensation expense, as follows:
Costs of service revenues	$437	$317	$1,278	$1,282
Sales and marketing	393	426	1,075	1,303
Research and development	329	1,139	931	2,465
General and administrative	1,133	1,114	2,746	4,140

Total stock-based compensation expense	$2,292	$2,996	$6,030	$9,190

(2) Amounts include amortization of intangible assets, as follows:
Costs of license revenues	$327	$208	$637	$557
Costs of service revenues	—	282	—	804
Sales and marketing	231	421	431	1,095
General and administrative	7	26	7	78

Total amortization of intangible assets	$565	$937	$1,075	$2,534

Phase Forward Incorporated

Reconciliation of GAAP Revenues, GAAP Income From Operations and GAAP Net Income to

Non-GAAP Revenues, Non-GAAP Income From Operations and Non-GAAP Net Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
TOTAL REVENUES:
GAAP total revenues	$42,991	$53,119	$121,862	$154,436
Deferred revenues and backlog adjustments related to acquisitions (1)	201	802	201	2,398

Non-GAAP total revenues	$43,192	$53,921	$122,063	$156,834

INCOME FROM OPERATIONS:
GAAP income from operations	$4,390	$2,371	$13,003	$10,647
Stock-based compensation expense	2,292	2,996	6,030	9,190
Amortization of intangible assets	565	937	1,075	2,534
Deferred revenues and backlog adjustments related to acquisitions (1)	201	802	201	2,398
Restructuring	—	—	—	86

Non-GAAP income from operations	$7,448	$7,106	$20,309	$24,855

NET INCOME:
GAAP net income	$3,441	$1,809	$11,137	$8,114
Stock-based compensation expense, net of tax	1,462	1,921	3,829	5,869
Amortization of intangible assets, net of tax	360	601	682	1,618
Deferred revenues and backlog adjustments related acquisitions, net of tax (1)	128	514	127	1,531
Restructuring, net of tax	—	—	—	55

Non-GAAP net income	$5,391	$4,845	$15,775	$17,187

GAAP net income per share applicable to common stockholders:
Diluted	$0.08	$0.04	$0.25	$0.18

Non-GAAP net income per share applicable to common stockholders:
Diluted	$0.12	$0.11	$0.36	$0.39

(1)          Fair value adjustments to deferred revenues and backlog.  Purchase accounting requires that deferred revenue assumed in an acquisition be recorded and subsequently recognized at its fair value as of the time of the acquisition. Consequently, we do not recognize the full amount of these deferred revenues and backlog. We add back non-GAAP revenues associated with deferred revenues and backlog that were excluded as a result of purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired business in a manner consistent with the revenue recognition for our pre-existing products and services.

Phase Forward Incorporated

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

	As of December 31,	As of September 30,
	2008	2009

Assets
Current assets:
Cash and cash equivalents	$131,550	$53,011
Restricted cash, current portion	500	—
Short-term investments	27,893	59,490
Accounts receivable, net of allowance of $578 and $856, respectively	39,999	60,366
Acquired future billings, current portion	1,129	516
Deferred set up costs, current portion	2,393	3,142
Prepaid commissions and royalties, current portion	4,524	5,613
Prepaid expenses and other current assets	4,773	6,429
Deferred income taxes, current portion	12,895	12,973
Securities settlement agreement	—	4,838

Total current assets	225,656	206,378

Acquired future billings, net of current portion	962	415
Property and equipment, net	36,615	43,829
Deferred set up costs, net of current portion	1,630	2,039
Prepaid commissions and royalties, net of current portion	4,277	5,786
Intangible assets, net of accumulated amortization of $3,624 and $6,157 respectively	27,586	45,118
Goodwill	39,125	59,441
Deferred income taxes, net of current portion	7,107	1,693
Restricted cash, net of current portion	962	962
Long-term investments	18,022	34,725
Securities settlement agreement	5,322	—
Other assets	626	879

Total assets	$367,890	$401,265

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,895	$7,047
Accrued expenses	22,686	23,969
Leasehold incentive obligation, current portion	791	791
Deferred revenues, current portion	79,918	92,469

Total current liabilities	112,290	124,276

Deferred rent, net of current portion	564	1,741
Leasehold incentive obligation, net of current portion	7,248	6,655
Deferred revenues, net of current portion	8,600	11,177
Other long-term liabilities	1,515	1,614

Total liabilities	130,217	145,463

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized—5,000 shares
Issued—0 shares	—	—
Common stock, $0.01 par value:
Authorized—100,000 shares
Issued— 42,986 and 43,330 shares, respectively	430	433
Additional paid-in capital	283,676	292,849
Treasury stock, 37 shares at cost	(111)	(111)
Accumulated other comprehensive (loss) income	(672)	167
Accumulated deficit	(45,650)	(37,536)

Total stockholders’ equity	237,673	255,802

Total liabilities and stockholders’ equity	$367,890	$401,265

Phase Forward Incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2008	2009

Operating activities
Net income	$11,137	$8,114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,149	12,088
Stock-based compensation expense	6,030	9,190
Loss on disposal of fixed assets	303	54
Amortization of leasehold incentive obligation	—	(593)
Provision for allowance for doubtful accounts	55	386
Deferred income taxes	5,739	2,915
Amortization of discounts or premiums on investments	(178)	(178)
Change in fair value of short-term investments	—	(1,005)
Change in fair value of securities settlement agreement	—	484
Changes in assets and liabilities:
Accounts receivable and acquired future billings	(502)	(18,157)
Deferred costs	(1,524)	(3,453)
Prepaid expenses and other current assets	864	(1,395)
Accounts payable	3,843	(2,141)
Accrued expenses	840	(584)
Deferred revenue	17,336	11,304
Deferred rent	(386)	1,177

Net cash provided by operating activities	50,706	18,206

Investing activities
(Increase) decrease in restricted cash	(1,462)	500
Proceeds from maturities of short-term and long-term investments	50,325	39,428
Purchase of short-term and long-term investments	(45,901)	(86,545)
Purchase of property and equipment	(11,108)	(16,353)
Cash paid for acquisitions, net of cash acquired	(40,869)	(34,628)
Net cash used in investing activities	(49,015)	(97,598)

Financing activities
Proceeds from issuance of common stock	1,795	1,860
Withholding taxes in connection with vesting of restricted stock	(1,247)	(1,854)

Net cash provided by financing activities	548	6

Effect of exchange rate changes on cash and cash equivalents	(1,239)	847

Net increase (decrease) in cash and cash equivalents	1,000	(78,539)
Cash and cash equivalents at beginning of period	133,401	131,550

Cash and cash equivalents at end of period	134,401	53,011
Short-term and long-term investments at end of period	43,719	94,215

Total cash, cash equivalents and short-term and long-term investments at end of period	$178,120	$147,226